Exhibit 10.2
BLUELINX CORPORATION
EXECUTIVE RESTRICTIVE COVENANT AGREEMENT
This Restrictive Covenant Agreement (this “Agreement”) is entered into as of ____ __, 20__ (the “Effective Date”) between BLUELINX CORPORATION, a Georgia corporation (the “Company”), and _______________(“Executive”).
RECITALS:
WHEREAS, the Company has retained Executive as the Company’s ________________, in return for which the Company will provide certain compensation and benefits to Executive; and
WHEREAS, the Company and Executive mutually desire to set forth Executive’s responsibilities regarding the Company’s Confidential Information and the Company’s customers and employees, among other items.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Certain Definitions. Certain words or phrases with initial capital letters not otherwise defined herein are to have the meanings set forth in Exhibit A hereto.
2.Confidential Information and Trade Secrets.
a.The Executive shall hold in a fiduciary capacity for the benefit of the Company Group all Confidential Information and Trade Secrets. During his employment and for a period of two (2) years following the termination of the Executive’s employment for any reason, the Executive shall not, without the prior written consent of the Company or BHI or as may otherwise be required by law or legal process, use, communicate or divulge Confidential Information other than as necessary to perform his duties for the Company; provided, however, that if the Confidential Information is deemed a trade secret under Georgia law, then the period for nondisclosure shall continue for the applicable period under Georgia Trade Secret laws in effect at the time of Executive’s termination. In addition, except as necessary to perform his duties for the Company, during Executive’s employment and thereafter for the applicable period under the Georgia Trade Secret laws in effect at the time of Executive’s termination, Executive will not, directly or indirectly, transmit or disclose any Trade Secrets to any person or entity, and will not, directly or indirectly, make use of any Trade Secrets, for himself or herself or any other person or entity, without the express written consent of the Company. This provision will apply for so long as a particular Trade Secret retains its status as a trade secret under applicable law. The protection afforded to Trade Secrets and/or Confidential Information by this Agreement is not intended by the parties hereto to limit, and is intended to be in addition to, any protection provided to any such information under any applicable federal, state or local law.
b.All files, records, documents, drawings, specifications, data, computer programs, customer or vendor lists, specific customer or vendor information, marketing techniques, business strategies, contract terms, pricing terms, discounts and management compensation of the Company, BHI or any of their respective subsidiaries and affiliates, whether prepared by the Executive or otherwise coming into the Executive’s possession, shall remain the exclusive property of the Company, BHI or any of their respective subsidiaries and affiliates, and the Executive shall not remove any such items from the premises of the Company, BHI or any of their respective subsidiaries and affiliates, except in furtherance of the Executive’s duties.
c.It is understood that while employed by the Company, the Executive will promptly disclose to the Company in writing, and assign to the Company the Executive’s interest in any invention, improvement, copyrightable material or discovery made or conceived by the Executive, either alone or jointly with others, which arises out of the Executive’s employment (“Executive Invention”). At the Company’s request and expense, the Executive will reasonably assist the Company, BHI or any of their respective subsidiaries and affiliates during the period of the Executive’s employment by the Company and thereafter in connection with any controversy or legal proceeding relating to an Executive Invention and in obtaining domestic and foreign patent or other protection covering an Executive Invention. As a matter of record, Executive hereby states that he or she has provided below a list of all unpatented inventions in which Executive owns all or partial interest. Executive agrees not to assert any right against BHI with respect to any invention which is not patented or which is not listed.
d.As requested by the Company and at the Company’s expense, from time to time and upon the termination of the Executive’s employment with the Company for any reason, the Executive will promptly deliver to the Company, BHI or any of their respective subsidiaries and affiliates all copies and embodiments, in whatever form, of all Confidential Information in the Executive’s possession or within his control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material. If requested by the Company, the Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.
3.Non-Solicitation of Protected Customers. Executive understands and agrees that the relationship between the Company Group and each of its Protected Customers constitutes a valuable asset of the Company Group and may not be converted to Executive’s own use. Executive hereby agrees that, during his employment with the Company and for a period of two (2) years following the termination of the Executive’s employment for any reason, the Executive shall not, directly or indirectly, on Executive’s own behalf or as a Principal or Representative of any other Person, solicit, divert, take away, or attempt to solicit, divert, or take away a Protected Customer with which the Executive had contact while employed with the Company for the purpose of marketing, selling or providing to the Protected Customer any goods or services similar to the goods or services provided by the Company Group.
4.Non-Solicitation of Employees. Executive understands and agrees that the relationship between the Company Group and each of its Protected Employees constitutes a valuable asset of the Company Group and may not be converted to Executive’s own use. Executive hereby agrees that, during his employment and for the two (2) years following the termination of Executive’s employment for any reason, the Executive shall not, directly or indirectly, on Executive’s own behalf or as a Principal or Representative of any other Person, solicit or induce, or attempt to solicit or induce, any Protected Employee to terminate his employment with the Company Group or to enter into employment with any other Person that is in competition with the Company Group.
5.Non-Competition. During Executive’s employment and, if Executive is terminated pursuant to a termination without Cause or for Good Reason (as such terms are defined in Executive’s offer letter) or in the event of Executive’s voluntary resignation, for a period of twelve (12) months following the termination of the Executive’s employment (the “Restricted Period”), Executive shall not render services substantially the same as the services rendered by Executive to the Company Group to any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise which engages or proposes to engage in the building products distribution business in the Restricted Territory. Notwithstanding the foregoing, nothing in this Agreement be deemed to prohibit the ownership by Executive of not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.
6.Remedies; Specific Performance. The parties acknowledge and agree that the Executive’s breach or threatened breach of any of the restrictions set forth in this Agreement will result in irreparable and continuing damage to the Company Group for which there may be no adequate remedy at law. The parties further agree and acknowledge that the Company, and each member of the Company Group, as applicable, shall be entitled to equitable relief, including specific performance and injunctive relief, as a remedy for any such breach or threatened or attempted breach and shall not be required to post bond in connection with obtaining such relief. Such equitable remedies shall be in addition to any and all remedies, including damages, available to the Company, or any member of the Company Group, as applicable, for such breaches or threatened or attempted breaches by Executive.

7.Communication of Contents of Agreement. During Executive’s employment and for two years thereafter, Executive will communicate his obligations under this Agreement to any person, firm, association, partnership, corporation or other entity which Executive intends to be employed by, associated with, or represent.
8.Company’s Rights. The Company’s rights under this Agreement are in addition to, and not in lieu of, all other rights the Company may have at law or in equity to protect its confidential information, trade secrets and other proprietary interests.
9.No Employment Agreement. Nothing in this Agreement shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company to employ the Executive on any terms or for any specific period of time.
10.Successors and Assigns. This Agreement is to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations under this Agreement to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets, provided that the transferee or successor assumes the Company’s liabilities under this Agreement by agreement in form and substance reasonably satisfactory to Executive.
11.Choice of Law. This Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Georgia.
12.Severability. Whenever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, that invalidity, illegality or unenforceability is not to affect any other provision or any other jurisdiction, and this Agreement is to be reformed, construed and enforced in the jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.
13.Notices. Any notice provided for in this Agreement is to be in writing and is to be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address indicated as follows:
Notices to Executive:
To the address listed in the personnel records of the Company.
Notices to the Company:

BlueLinx Corporation
4300 Wildwood Parkway
Atlanta, Georgia 30339
Attention: Legal Department
Facsimile: (770) 953-7008
or any other address or to the attention of any other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement is to be deemed to have been given when so delivered, sent or mailed.
14.Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement is to affect the validity, binding effect or enforceability of this Agreement.
15.Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way, including, but not limited to, any prior agreements with respect to Executive’s employment or termination of employment with the Company.
16.Counterparts. This Agreement may be executed in separate counterparts, each of which are to be deemed to be an original and both of which taken together are to constitute one and the same agreement.
The parties are signing this Agreement as of the Effective Date.
BLUELINX CORPORATION

By: __________________________
Name:
Title:

EXECUTIVE

_______________________________

LIST OF UNPATENTED INVENTIONS
Executive represents that he or she has no such inventions by initialing below next to the word “NONE.”
NONE:_________

EXHIBIT A
DEFINITIONS
(a)    “BHI” means BlueLinx Holdings Inc.
(b)    “Company Group” means the Company, BHI, or any of their respective subsidiaries and affiliates.
(c)     “Competitive Services” means selling, marketing or distributing products and/or services substantially similar to any of those sold, marketed, distributed, furnished or supplied by the Company during the term of Executive’s employment with the Company or managing, supervising or otherwise participating in a management or sales capacity on behalf of an entity which distributes home building products similar to those distributed by the Company.
(d)    “Confidential Information” means knowledge or data relating to the Company Group that is not generally known to persons not employed or otherwise engaged by the Company Group, is not generally disclosed by the Company Group, and is the subject of reasonable efforts to keep it confidential. Confidential Information includes, but is not limited to, information regarding product or service cost or pricing, information regarding personnel allocation or organizational structure, information regarding the business operations or financial performance of the Company Group, sales and marketing plans, and strategic initiatives (independent or collaborative), information regarding existing or proposed methods of operation, current and future development and expansion or contraction plans, sale/acquisition plans and non-public information concerning the legal or financial affairs of the Company Group. Confidential Information does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company Group. This definition is not intended to limit any definition of confidential information or any equivalent term under applicable federal, state or local law.
(e)    “Person” means: any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.
(f)    “Principal or Representative” means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.
(g)    “Protected Customers” means any then-existing customer to whom the Company Group sold its products or services at any time during Executive’s employment and with respect to whom Executive either (i) had business dealings on behalf of the Company Group; or (ii) supervised or coordinated the dealings between the Company Group and the customer.
(h)    “Protected Employees” means any employee of the Company Group who was employed during Executive’s employment and with whom Executive either (i) had a supervisory relationship; or (ii) worked or communicated on a regular basis regarding the Company Group’s business.

(i)    “Restricted Territory” means continental United States of America.
(j)    “Trade Secrets” means all secret, proprietary or confidential information regarding the Company, BHI or any of their respective subsidiaries and affiliates or that meets the definition of “trade secrets” within the meaning set forth in O.C.G.A. § 10-1-761.